UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2007

DUSSAULT APPAREL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52452

(Commission File Number)

98-0513727

(IRS Employer Identification No.)

8010 Melrose Avenue, Los Angeles California, 90046-7010

(Address of principal executive offices and Zip Code)

866.841.2010

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On September 19, 2007, we closed a private placement consisting of 2,215,000 units of our securities (the “Units”) at a price of US $1.00 per Unit for aggregate proceeds of $2,215,000. Each Unit consists of one common share of the Company (the “Share”) and one common share purchase warrant (the “Warrant”), with each Warrant entitling the holder, on exercise thereof, to purchase one additional common share of the Company at a price of US$1.25 (each a “Warrant Share”) at any time until the close of business on the day which is 24 months from the date of closing of the Offering, on which the Units are issued. We issued the Units to one investor in reliance upon the exemption from registration provided under Regulation S of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

/s/ Robert Mintak

By: Robert Mintak

Chief Operating Officer

Date: October 1, 2007

CW1435515.1